Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

First Trust Exchange-Traded Fund
(Exact name of registrant as specified in its charter)
Massachusetts	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
120 East Liberty Drive, Suite 400, Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $.01 par value per share, of FT Vest Bitcoin Strategy Floor15 ETF – October	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--

[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--

[  ]

Securities Act registration statement file number to which this form relates: 333-125751.

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the “Shares”) of the FT Vest Bitcoin Strategy Floor15 ETF – October (the “Fund”), a series of the First Trust Exchange-Traded Fund (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-125751 and 811-21774), filed with the Securities and Exchange Commission on September 26, 2025. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

First Trust Exchange-Traded Fund

By:	/s/ W. Scott Jardine
W. Scott Jardine, Secretary and Chief Legal Officer

September 29, 2025

Exhibit 1

Fund	I.R.S. Employer Identification No.
FT Vest Bitcoin Strategy Floor15 ETF – October	39-3255988